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                                                                      Exhibit 24

                               POWER OF ATTORNEY

        The undersigned hereby constitute and appoint Phillip R. Danford, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for us and in our stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute of substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 12, 1997 in the capacities indicated.

       Signature                    Title
       ---------                    -----

/s/ L.E. "Dan" Danford, Jr.         Director  and Chairman of the Board
---------------------------
L.E. "Dan" Danford, Jr.

/s/ Phillip R. Danford              President and Director
----------------------              (Principal Executive Officer; Principal
Phillip Danford                     Financial Officer)

/s/ Thomas A. Kelm                  Director
------------------
Thomas A. Kelm

/s/ Joseph Fesenmaier               Controller
---------------------
Joseph Fesenmaier